EXHIBIT 10.23

                                    AGREEMENT


         AGREEMENT, made and entered into as of this 2nd day of July, 1996, by and between Cytokine Sciences, Inc., a Delaware corporation (the "Subsidiary") and Innovative Therapeutics, Inc., a Delaware corporation (the "Corporation").

                              W I T N E S S E T H :

         WHEREAS, the Corporation is engaged in the business of early stage research on a method to treat disease by stimulating cellular immunity, a specific area of the immune system, located at 4860 North Broadway, Denver, Colorado 80216 (the "Facility," with the assets located at the Facility and the above business conducted there being referred to in this Agreement as the "Business"); and

         WHEREAS, the Subsidiary is authorized to issue 10,000,000 shares of common stock, $.01 par value per share (the "Subsidiary Shares") and all of the presently issued and outstanding Subsidiary Shares are owned by EntreMed, Inc., a Delaware corporation ("EntreMed"); and

         WHEREAS, the Corporation wishes to sell the Business to the Subsidiary solely in exchange for voting shares of the Subsidiary in a transaction intended to qualify within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), it being contemplated by the Subsidiary and the Corporation that the Corporation will thereafter, as an integral part of the transaction, distribute the shares of the Subsidiary to the Corporation's shareholders in complete liquidation of the Corporation and dissolve; and

         WHEREAS, the voting shares of the Subsidiary which the Corporation shall receive hereunder shall constitute 15% of the issued and outstanding voting shares of the Corporation as of the closing; and

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         WHEREAS, EntreMed and the Subsidiary are entering into the
Stockholders' Agreement of even date (the "Stockholders' Agreement") and the Corporation, the Subsidiary and others are entering into the Stock Restriction Agreement of even date (the "Stock Restriction Agreement").

         NOW, THEREFORE, the Subsidiary and the Corporation in consideration of the mutual representations, warranties, covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, do hereby agree as follows:

                                    ARTICLE I

                    TRANSFER OF ASSETS AND ISSUANCE OF SHARES

         1.01 ASSETS TO BE TRANSFERRED BY THE CORPORATION. Subject to the terms and conditions hereof and except for the Retained Assets set forth in Section
1.02 hereto, at the Closing (as such term in defined herein), the Corporation agrees to sell, assign, transfer and deliver to the Subsidiary and the Subsidiary agrees to purchase, pay for and accept the sale, assignment, transfer and delivery, from the Corporation of, the following assets of the Corporation owned or employed in connection with or related to the operation of the Business as of the Closing Date (as such term is defined herein), and wherever they exist on the Closing Date:

         (a) All equipment, furniture, furnishings, office equipment, fixtures, displays, tools, models, prototypes, plates and engravings, blueprints, periodicals, reference books, advertising material, and computer equipment and software owned by or leased (as lessee) by the Corporation related to the Business ("Fixed Assets"), including, without limitation the assets set forth in
Exhibit 1.01(a) hereto;

         (b) All patents, trademarks, trademark registrations, copyrights, copyright registrations, trade names, service marks and all registrations thereof and all applications for any of the foregoing, if any, and all


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licenses granting the Corporation a right to use any patents, trademarks, trade names, service marks or copyrighted materials which relate to the Business, and all goodwill in the trade associated with any of the foregoing, including, without limitation, all of the items listed in Exhibit 1.01(b) hereto, and all inventions, improvements, formulas, trade secrets, designs, plans, patterns, blueprints, engineering or other software, product drawings, licenses, know-how, technical knowledge of any kind whatsoever, including, without limitation, data on or from existing experiments and sequencing of amino acids and nucleic acids, and all other related right and interests associated with the Business to which the Corporation has any right of ownership or use (the "Intangible Assets");

         (c) All inventories and supplies of every kind and description relating to the Business, wherever located (the "Inventory" or "Inventories");

         (d) All of the Corporation's right, title and interest in, to the following contracts (the "Contracts");

                  (i) Agreement dated August 20, 1991 between the Corporation and National Jewish Center for Immunology and Respiratory Medicine;

                  (ii) Business Lease dated February 18, 1993, amended February 6, 1995, between A&B Building Co. and the Corporation; and

                  (iii) Research and License Agreement dated August 1993 between the Corporation and EntreMed;

         (e) All business records relating to any of the assets acquired or liabilities assumed pursuant to this Agreement, including, without limitation, all business correspondence and employment records (but only with respect to employees employed by the Subsidiary as of the Closing Date) and all records

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relating to the Business,  including,  without  limitation,  all files,
invoices,  forms,  designs,  diagrams,   drawings,  technical  data,  production
records, formulations, and any confidential or other business information which has been reduced to writing;

         (f) All licenses, permits, authorizations, franchises and other approvals from any governmental or other authority used or held for use in connection with the Business, and any correspondence in connection therewith or in connection with an application therefor, whether or not such application was approved;

         (g) All unliquidated claims of every kind and description which the Corporation may have against any person which claims arise out of, or relate to, the Business, whether or not reflected on the balance sheet of the Corporation;

         (h) All rights and benefits of the Corporation under any (i) employee confidentiality agreements entered into by the Corporation, and (ii) confidentiality and secrecy agreements entered into by the Corporation with third parties, in each such case to the extent the obligations of the parties thereto relate to the use or disclosure of information relating to the Business or any Assets (the "Confidentiality Agreement Rights"); and

         (i) All other properties and assets of every kind and nature, real or personal, tangible or intangible owned by the Corporation, including, without limitation, cash, cash equivalents, bank account deposits, certificates of deposit and securities.

         As used herein, the assets described in this Section 1.01 are referred to as the "Assets." The transfer of the Assets to the Subsidiary pursuant to this Agreement shall be free and clear of all mortgages, security interests, liens, encumbrances, equities, claims and obligations of any nature (collectively "Liens").

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         1.02 ASSETS TO BE RETAINED BY CORPORATION. Anything contained herein to the contrary notwithstanding, the Corporation shall not sell, and the Subsidiary shall not acquire, the following assets of the Corporation (the "Retained Assets"):

         (a)      The assets set forth on Exhibit 1.02(b) hereto.

         1.03 ASSUMPTION OF LIABILITIES BY SUBSIDIARY. Subject to the terms and conditions hereof, at the Closing the Subsidiary shall assume and agree to pay and discharge the following, and only the following, liabilities and obligations of the Corporation relating to the Business (the "Assumed Liabilities"): all liabilities and obligations under or arising out of the Contracts accruing on and after the Closing Date with respect to the operations of the Business on or after the Closing Date.

        1.04 LIABILITIES TO BE RETAINED. Notwithstanding anything contained herein to the contrary, the Corporation shall retain, pay and perform, and the Subsidiary shall not assume, any liabilities or obligations of the Corporation (other than the liabilities and obligations set forth in Section 1.03 hereof) (the "Retained Liabilities"), including, without limitation, the following:

         (a) All liabilities and obligations incurred by the Corporation in connection with the Business prior to the Closing Date;

         (b) All liabilities and obligations for claims with respect to death, personal injury and property damages relating to services or activities of the Business by the Corporation prior to the Closing Date;

         (c) All liabilities and obligations of the Corporation to employees of the Corporation (including former and retired employees), including, without limitation, accrued bonuses, vacations and sick time, any claims for workers' compensation and other employee discrimination, health, accident and safety


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matters occurring prior to the Closing Date, whether such claims are made or filed before or after the Closing Date;

         (d) All liabilities and obligations of the Corporation with respect to pending and threatened litigation of, and other legal proceedings relating to, the Business and all future litigation relating to the Business to the extent that such litigation is based upon events occurring prior to the Closing Date;

        (e) All liabilities and obligations of the Corporation with respect to the conduct of the Business prior to the Closing Date, including, without limitation: (i) all liabilities and obligations relating to compliance with all statutes, laws, rules and regulations applicable to or relating to the conduct or operation of the Business prior to the Closing Date, including, without limitation, any statutes, laws, rules and regulations relating to environmental protection or quality; (ii) all liabilities and obligations arising out of the disposal or release of hazardous substances by the Corporation prior to the Closing Date; and (iii) all liabilities and obligations under or arising out of the Contracts other than Assumed Liabilities;

         (f) All liabilities and obligations specifically undertaken or retained by the Corporation pursuant to Article VIII or any other provision of this Agreement;

         (g) All liabilities and obligations for legal, accounting or other fees and expenses of the Corporation relating to the transactions contemplated by this Agreement;

         (h) All liabilities and obligations to dissenting shareholders, if any, of the Corporation relating to the transactions contemplated by this Agreement;

         (i) Any liabilities or obligations relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, the shutdown by the Corporation of any operations or


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facilities utilized by the Corporation in connection with the Business, including, without limitation, any action which could be construed as a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109, or similar federal or state legislation ("WARN") or any "employment loss," as defined in WARN; and

         (j) All tax liabilities of the Corporation arising by virtue of the transactions contemplated hereby, including, without limitation, arising from the failure of such transactions to qualify under Section 368(a)(1)(C) of the Code.

         1.05 ISSUANCE OF SHARES. In consideration of the sale and transfer of the Assets and subject to the terms and conditions contained herein, the Subsidiary will, at the Closing:

         (a)      assume the Assumed Liabilities; and

         (b) deliver to the Corporation a certificate or certificates representing 225,000 shares of Subsidiary Shares (such 225,000 shares referred to herein as the "New Shares").

         1.06 ALLOCATION OF PURCHASE PRICE. The Subsidiary and the Corporation agree that the purchase price shall be allocated to the Assets in accordance with Exhibit 1.06 hereto.

         1.07 SALES AND TRANSFER TAXES. The Corporation shall pay all sales taxes and other taxes, if any, applicable to the transactions contemplated by this Agreement.

                                   ARTICLE II

                                     CLOSING

         2.01 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein, 6 Becker Farm Road, Roseland, New Jersey 07068 on July 2, 1996 at 10:00 a.m. or at such other place or on

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such other date which the parties may mutually agree upon (the "Closing Date").
All transfers and other proceedings required to be made or taken at the Closing shall be deemed to have taken place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed. Upon completion of the Closing and for the purposes of this Agreement, legal title, equitable title and risk of loss with respect to the Assets shall be deemed to have passed to the Subsidiary as of 12:01 a.m. Eastern Standard Time on the Closing Date.

         2.02  CORPORATION'S   DELIVERIES  AT  CLOSING.  At  the  Closing,   the
Corporation shall deliver to the Subsidiary the following:

         (a) Bills of sale, assignments, certificates of title, and other instruments of conveyance, transfer and assignment, in form and substance reasonably satisfactory to the Subsidiary and the Subsidiary's counsel, as may be necessary to effectively vest in the Subsidiary title to the Assets, including the Intangible Assets, free and clear of all Liens;

         (b) All consents from third parties required to permit the Corporation to sell, transfer and assign to the Subsidiary the Assets, including any consents under the Material Contracts (as hereinafter defined);

         (c) A certificate executed by the Secretary of the Corporation, in a form reasonably satisfactory to the Subsidiary and the Subsidiary's counsel, attaching a true copy of the Certificate of Incorporation and By-Laws of the Corporation and setting forth the resolutions duly adopted by the Shareholders and the Board of Directors of the Corporation authorizing the execution of this Agreement and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated hereby and certifying that such resolutions have not been modified, amended or rescinded since the date of


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adoption thereof, and a certified incumbency certificate, dated as of the
Closing Date and executed by the Secretary or an Assistant Secretary of the Corporation, certifying the incumbency and signature of the person or persons executing, on behalf of the Corporation, this Agreement and each other document, certificate or instrument delivered by the Corporation pursuant hereto, and a current good standing certificate from each jurisdiction in which the Corporation is authorized to do business stating the Corporation in good standing therein;

         (d) A certificate executed by a duly authorized officer of the Corporation stating that:

              (i) the warranties and representations made by the Corporation in this Agreement were true correct when made and are true and correct as of the Closing Date; and

              (ii) all obligations of the Corporation required to have been performed at or prior to the Closing have been satisfied as required by this Agreement.

The statements contained in such certificate shall be deemed to be representations and warranties of the Corporation which shall survive the Closing;

         (e) Actual or constructive receipt of the books and records of the Business which the Subsidiary is purchasing pursuant hereto;

         (f) An opinion from the Corporation's counsel, dated as of the Closing Date, in the form of Exhibit 2.02(f) hereto;

         (g) Copies of Consulting Agreements with EntreMed duly executed by Dr. Charles H. Kirkpatrick, Martin J. McDermott and Stephen P. Eisenberg in the form of Exhibit 2.02(g) hereto (collectively, the "Consulting Agreements");


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         (h) Copies of the Employment Agreements duly executed by Dr. Charles H.
Kirkpatrick,  Martin J.  McDermott  and  Stephen  P.  Eisenberg,  in the form of
Exhibit 2.02(h) hereto (collectively the "Employment Agreements");

         (i) Copies of the Stockholders' Agreement and Stock Restriction Agreement executed by the Corporation and the other parties thereto; and

         (j) Consent of the landlord under the Facility Lease to the assignment thereof to the Subsidiary.

         2.03 SUBSIDIARY'S DELIVERIES AT CLOSING. At the Closing, the Subsidiary shall deliver to the Corporation the following:

         (a)  A certificate or certificates for the New Shares;

         (b) Instruments of assumption in form and substance reasonably satisfactory to the Corporation and to the Corporation's counsel, wherein the Subsidiary assumes and agrees to pay and discharge the Assumed Liabilities;

         (c) A certificate from the Secretary of the Subsidiary, in a form reasonably satisfactory to the Corporation and the Corporation's counsel, attaching a true copy of the Certificate of Incorporation and By-Laws of the Subsidiary and setting forth the resolutions duly adopted by the Board of Directors of the Subsidiary authorizing the execution of this Agreement and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated hereby and certifying that such resolutions have not been modified, amended or rescinded since the date of adoption thereof and a certified incumbency certificate, dated as of the Closing Date and executed by the Secretary or an Assistant Secretary of the Subsidiary, certifying the incumbency and signature of the person or persons executing this Agreement on behalf of the Subsidiary and each other document, instrument and certificate delivered by the Subsidiary pursuant hereto;


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         (d)  A  certificate  executed  by a  duly  authorized  officer  of  the
Subsidiary stating that:

               (i) the warranties and representations made by the Subsidiary in this Agreement were true and correct when made and are true and correct as of the Closing Date; and

               (ii) all obligations of the Subsidiary under this Agreement required to have been performed at or prior to the Closing have been satisfied as required by this Agreement.

The statements contained in such certificate shall be deemed to be representations and warranties of the Subsidiary which shall survive the Closing;

         (e) Copies of the Consulting Agreements duly executed by EntreMed; and

         (f)  Copies  of  the  Employment   Agreements   duly  executed  by  the
Subsidiary.

                                   ARTICLE III

                         CONDITIONS PRECEDENT TO CLOSING

         The consummation of the transactions contemplated by this Agreement is expressly contingent upon the following:

         3.01 CONDITIONS FOR THE CORPORATION. The obligation of the Corporation to perform all of its obligations pursuant hereto at the Closing is subject to the satisfaction of the following conditions, except to the extent that any such conditions have been waived in writing by the Corporation at or prior to the
Closing:

                  (a) There shall be no breach of the covenants, conditions or obligations of the Subsidiary as set forth in this Agreement and all representations and warranties of the Subsidiary set forth in this Agreement or in any document, instrument or certificate delivered pursuant hereto


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shall be true and correct in all material respects as of the Closing Date. In the event of a breach by the Subsidiary, the Subsidiary shall disclose the nature of such breach in writing to the Corporation at or before the Closing. In the event of a breach, the Corporation may elect to: (i) terminate this Agreement without liability to the Corporation; or (ii) waive such breach by written waiver delivered to the Subsidiary at or prior to the Closing and consummate the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, the Corporation may rely on the certificate of the Subsidiary delivered at the Closing pursuant to Section 2.03(d) herein.

                  (b) Prior to or at the Closing, the Subsidiary shall have delivered to the Corporation all items to be delivered by the Subsidiary pursuant to this Agreement. In the event that the Subsidiary fails to deliver all items required to be delivered to the Corporation pursuant hereto at or prior to the Closing, the Corporation may elect to: (i) terminate this Agreement without liability to the Corporation; or (ii) waive such failure by written notice delivered to the Subsidiary at or prior to the Closing.

         3.02 CONDITIONS FOR THE SUBSIDIARY. The obligation of the Subsidiary to perform all of its obligations pursuant hereto at the Closing is subject to the satisfaction of the following conditions, except to the extent that any such conditions have been waived in writing by the Subsidiary at or prior to the
Closing:
         (a) There shall be no breach of the covenants, conditions or obligations of the Corporation as set forth in this Agreement and all representations and warranties of the Corporation set forth in this Agreement or set forth in any document, instrument or certificate delivered pursuant hereto shall be true and correct in all material respects as of the Closing Date. In the event of a breach by the Corporation, the Corporation shall disclose the


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nature of such breach in writing to the Subsidiary at or before the Closing.
In the event of a breach, the Subsidiary may elect to: (i) terminate this Agreement without liability to the Subsidiary; or (ii) waive such breach by written waiver delivered to the Corporation at or prior to the Closing and consummate the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, the Subsidiary may rely on the certificate of the Corporation delivered at the Closing pursuant to Section 2.02(d) herein.

         (b) Prior to or at the Closing, the Corporation shall have delivered to the Subsidiary all items to be delivered by the Corporation pursuant to this Agreement. In the event that the Corporation fails to deliver all items required to be delivered to the Subsidiary pursuant hereto at or prior to the Closing, the Subsidiary may elect to: (i) terminate this Agreement without liability to the Subsidiary; or (ii) waive such failure by written notice delivered to the Corporation at or prior to the Closing.

         3.03 NO PROHIBITION. No statute, law, rule, regulation or order of any court or governmental agency shall be in effect, and no suit, action or proceeding shall be pending, which enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit or seeks damages in connection with, the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CORPORATION

         The Corporation represents and warrants to the Subsidiary as follows:

         4.01 ORGANIZATION. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its


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properties and the Assets and to carry on the Business. The Corporation is duly qualified to do business as a foreign corporation in the state of Colorado. The Corporation does not own or lease property or engage in any activity in any other jurisdiction which would require its qualification in such jurisdiction.

         4.02 CAPITALIZATION. As more fully described in the capitalization table set forth in Schedule 4.02 hereto, the authorized capital stock of the Corporation immediately prior to the Closing is 225,000 shares of Common Stock, of which 225,000 shares are issued and outstanding and held of record as set forth in Schedule 4.02 hereto.

        There are (1) no outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation is or may become obligated to issue, sell, repurchase or redeem any shares of capital stock or other securities of the Corporation; (2) no preemptive, contractual or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to any provision of law, the Certificate of Incorporation or By-laws of the Corporation (the "By-laws") or any agreement to which the Corporation is a party, or otherwise; (3) no restrictions on the transfer of capital stock of the Corporation imposed by the Certificate of Incorporation or Bylaws of the Corporation, any agreement to which the Corporation is a party, any order of any court or any governmental agency to which the Corporation is subject, or any statute other than those imposed by relevant state and federal securities laws; (4) no cumulative voting rights for any of the Corporation's capital stock; (5) no registration rights under the Securities Act of 1933, as amended, with respect to shares of the Corporation's capital stock; (6) to the best of the Corporation's knowledge and belief, no options or other rights to purchase shares of capital stock from stockholders of the Corporation granted by such stockholders; and (7) no agreements, written


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or oral, between the Corporation and any holder of its securities, or, to the best of the Corporation's knowledge and belief, among holders of its securities, relating to the acquisition, disposition or voting of the securities of the Corporation.

         4.03 AUTHORIZATION OF THIS AGREEMENT, THE STOCK RESTRICTION AGREEMENT AND THE STOCKHOLDERS' AGREEMENT. The execution, delivery and performance by the Corporation of this Agreement, the Stock Restriction Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Corporation. Each of this Agreement, the Stock Restriction Agreement and the Stockholders' Agreement has been duly and validly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable in accordance with its respective terms except to the extent that such enforceability:

         (a) may be limited by bankruptcy, insolvency, or other similar laws relating to creditors' rights generally; and

         (b) is subject to general principles of equity. The execution, delivery and performance of this Agreement, the Stockholders' Agreement, the Stock Restriction Agreement, the consummation of the transactions contemplated hereby and thereby, and the compliance with the provisions hereof and thereof by the Corporation, will not:

         (c) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation or its properties or the Assets;

         (d) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or


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acceleration) under (i) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Corporation is a party or under which the Corporation or any of its assets is bound or affected, (ii) the Corporation's Certificate of Incorporation, or
(iii) the By-laws; or

         (e) result in the creation of any Lien upon any of the properties or Assets of the Corporation.

         4.04 LITIGATION INVOLVING THE CORPORATION. There is no action, proceeding or investigation pending in any court or before any governmental authority or arbitration panel ("Litigation") and to Corporation's knowledge, no such Litigation is threatened, which seeks to enjoin, restrain, prohibit or obtain damages in respect of the consummation of the transactions contemplated hereby.

         4.05 CONSENTS AND APPROVALS. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body is required for the valid authorization, execution, delivery and performance by the Corporation of this Agreement, the Stock Restriction Agreement and the Stockholders' Agreement.

         4.06 BUSINESS OF CORPORATION. The Business is the only business conducted by the Corporation since its formation. The Corporation has never conducted business in any name other than Innovative Therapeutics, Inc. The Corporation has no, and has never had any, ownership interest in or affiliation or business relationship with Innovative Therapeutic Services, Inc.

         4.07 FINANCIAL INFORMATION. Attached hereto as Schedule 4.05 are the balance sheets of the Corporation as of December 31, 1993, 1994 and 1995, and January 31, 1996, February 29, 1996, March 31, 1996 and April 30, 1996, and the income statements of the Corporation for the twelve months ending on


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December 31, 1993, 1994 and 1995, and for one month
ending January 31, 1996, for two months ending February 29, 1996, for three months ending March 31, 1996 and for four months ending April 30, 1996. Such financial statements are accurate and complete and are in accordance with the books and records of the Corporation and fairly present the financial position and the results of operations of the Corporation as of the dates and for the periods set forth therein and have been prepared in accordance with generally accepted accounting principles consistently applied by the Corporation. There were no liabilities or obligations of the Corporation with respect to the Business or otherwise as of the dates of such balance sheets of the type which should be reflected on a balance sheet prepared in accordance with generally accepted accounting principles which are not set forth in such balance sheets.
         4.08 COMPLIANCE WITH APPLICABLE LAWS. The business and operations of the Corporation as they relate to the Business or otherwise have been and are currently conducted in compliance with all federal, state, local and foreign laws, statutes, rules and regulations in effect from time to time applicable to the Business or applicable to the business and operations conducted by the Business. All permits and licenses required by any federal, state, local or foreign law, rule or regulation and necessary for the operation of the Business by the Corporation as currently being conducted have been obtained and are currently in effect and are set forth in Schedule 4.08 hereto and shall pass to the Subsidiary at Closing without any authorization, consent, approval or order of, or declaration to or filing with any governmental agency or body. The Corporation either is in compliance with the Clinical Laboratories Improvement Act of 1967, as amended (the "CLA"), or the CLA does not apply to the Corporation.

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

         4.09 TITLE TO ASSETS; LEASES. (a) The Corporation has good and marketable title to all the Assets free and clear of all Liens. The Assets constitute all of the assets which are being used in the Business and all that are required to operate the Business as presently operated. The Fixed Assets are in good and serviceable condition and are suitable for the uses intended, and their use conforms to applicable law and regulations. All of the Assets will on the Closing Date be physically located at the Facility. Prior to the Closing Date, the Assets will be used exclusively for the benefit of the Corporation in the Business.

                  (b) The Corporation does not own any real property and is not a party to or bound by any contract or agreement for the purchase or sale of any real property. All real property and buildings and Assets held under leases by the Corporation and used in the conduct of the Business are held under valid, subsisting and enforceable leases (copies of which are set forth in Schedule
4.09 hereto). With respect to each of such leases: (i) the Corporation has not received any notice or communications from the landlord (or lessor) advising or claiming that the Corporation is in default under said leases or that the Corporation has failed to perform or observe any term, agreement or obligation on the part of the Corporation to be performed thereunder; (ii) there exists no event which, with the giving of notice or lapse of time or both, would become a default under any of said leases on the part of the Corporation; (iii) all sums required to be paid by the Corporation to the landlord (or lessor) or any other party pursuant to said leases have been paid when due; and (iv) to the best knowledge of the Corporation, the landlord (or lessor) has performed and observed all of the obligations, covenants and responsibilities, terms and provisions on its part to be performed and observed under said leases. The premises and Assets leased pursuant to any of said leases are operated in conformity with all applicable laws, ordinances and regulations, including zoning, building, environmental and occupational safety and health requirements, private covenants and restrictions, and requirements imposed by insurance carriers or underwriters, without variance or exception and the Corporation has not received any notice of violation of the foregoing.

         4.10 INTELLECTUAL PROPERTY AND TRADE SECRETS. Set forth in Exhibit 1.01(b) hereto is a list of all United States and foreign patents, trademarks, trade names, copyrights, and applications therefor, used by the Corporation in the conduct of the Business (the "Intellectual Property") and a description in reasonable detail of all trade secrets or know how used by the Corporation in the conduct of the Business (the "Trade Secrets"). The Corporation owns or possesses adequate and valid licenses or other rights to use all Intellectual Property; and the conduct of the Business as now being conducted by the Corporation and as contemplated to be conducted in the future does not conflict with any valid patents, trademarks, trade names or copyrights of others except as may be permitted under valid license agreements to which the Corporation is a party and which are set forth in Exhibit 1.01 (b) hereto. There are no claims, demands or proceedings pending or, to the knowledge of the Corporation, threatened by any third party pertaining to or challenging the validity of or the Corporation's right to use any of the Intellectual Property or Trade Secrets. The Corporation knows of no infringement by any party of its rights with respect to any of the Intellectual Property and the Corporation knows of no facts which would render any of the Intellectual Property invalid or unenforceable.

         4.11 CONTRACTS; COMMITMENTS. Except as set forth in Schedule 4.11 hereto, the Corporation is not a party to any lease, agreement, indenture, mortgage, loan agreement, note, guaranty, agreement granting a Lien or negative pledge on any Assets or properties of the

Corporation, commitment, employment agreement, pension plan, profit sharing plan, collective bargaining agreement, employee benefit plan, other agreement with respect to employment or compensation, joint venture agreement, agreement with sales representatives or distributors, agreement for the purchase or sale of supplies, materials, services or finished product, or other contract (each such matter set forth on Schedule 4.11 being referred to as a "Material Contract"). The Corporation is not in default under any Material Contract, and to the knowledge of the Corporation, no other party or parties are in default under any Material Contract. Between the date hereof and the Closing Date, the Corporation will not enter into any contract or commitment except in the usual and ordinary course of business and consistent with its business practices heretofore followed. The Corporation is not renegotiating or making any payments in lieu of performing any such contracts or commitments. The Corporation is not subject to any purchase commitment in excess of its normal business requirements or requiring the payment of prices in excess of market prices in effect at the time such commitment was made.

         4.12 NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has not occurred any material adverse change in the condition (financial or otherwise), assets, properties or business of the Corporation. Since such date the Corporation has: (a) not incurred any liabilities, fixed or contingent, matured or unmatured or otherwise, not sold any material assets and not entered into any contracts or agreements except as set forth in Schedule 4.12 hereto; (b) conducted the Business only in the ordinary course; and (c) not been affected by any fire, explosion, accident, casualty, labor disturbance, condemnation, flood, embargo, act of God or cessation or interruption of business, whether or not covered by insurance.

         4.13 LITIGATION INVOLVING THE BUSINESS. Except as set forth in Schedule
4.13 hereto, the Corporation is not a party to, and, to the knowledge of the Corporation, the Corporation is not threatened with, any Litigation or other proceeding. Except as set forth in Schedule 4.13 hereto, there are no actions, suits, proceedings, investigations or claims pending, or, to the knowledge of the Corporation, threatened against the Corporation with respect to the Business, the properties, operations, assets or affairs of the Corporation, at law or in equity, before or by any federal, state, municipal or any other governmental court, department, commission, agency or instrumentality, domestic or foreign; nor, to the knowledge of the Corporation, is there any basis for any such claim, suit, proceeding or investigation. The Corporation has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws or of the United States or any other jurisdiction.

         4.14 TAXES. The Corporation has filed in proper form all federal, state, local and foreign Tax (as such term is defined herein) returns required to be filed prior to the date hereof, which relate to the Assets or to the operations of the Business, and all such returns are true and correct. All taxes, fees, assessments and charges due and payable by the Corporation on or before the date hereof pursuant to said returns have been paid. There is no unpaid interest, penalty or addition to tax due or claimed to be due from, or any unpaid tax deficiency, determination or assessment outstanding against the Corporation and there is no basis therefor. The Federal income tax returns of the Corporation have never been audited by the Internal Revenue Service. Neither the Internal Revenue Service nor any other taxing authority is now asserting nor, to the best of the Corporation's knowledge and belief, is threatening to assert, against the Corporation any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, and the Corporation does not know of any such deficiency or basis for such a deficiency or claim.

         4.15 SECURITIES LAWS. Neither the Corporation nor anyone acting on its behalf has offered securities of the Corporation for sale to, or solicited any offers to buy the same from, or sold securities of the Corporation to, any person or organization, in any case so as to subject the Corporation, its promoters, directors and/or officers to any liability under the Securities Act of 1933, as amended (the "Securities Act"), the Securities and Exchange Act of 1934, as amended, or any state securities or "blue sky" law (collectively, the "Securities Laws").

         4.16 INVESTMENTS IN OTHER PERSONS. Except as indicated in Schedule 4.16, (a) the Corporation has not made any loan or advance to any person or entity which is outstanding on the date hereof, nor is it committed or obligated to make any such loan or advance, and (b) the Corporation has never owned or controlled and does not currently own or control, directly or indirectly, any subsidiaries and has never owned or controlled and does not currently own or control any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity.
         4.17 ERISA. The Corporation has not made and is not required to make any contributions to any pension, defined benefit or defined contribution plans for its employees which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended

("ERISA"). Except for the health insurance plan disclosed in Schedule 4.18 hereto (the "Benefit Plan"), the employees of the Corporation and independent contractors who contract with the Corporation to perform services with respect to the operation of the Business do not benefit under and are not covered by (as a current employee or a future retiree) any employee benefit plan, as defined in
Section 3(3) of ERISA, or any other severance, bonus, salary continuation, medical, disability, life, retirement, insurance, pension, profit-sharing, deferred compensation plan, agreements or arrangements whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, any trust, escrow, or similar agreement related thereto, whether or not funded, nor has the Corporation's shareholders, officers, or directors, taken any action directly or indirectly to obligate the Corporation to institute any such employee plan. Any Benefit Plan intended to be a qualified plan within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Qualified Plans") has been determined by the Internal Revenue Service to be so qualified. There is no fact or circumstance which would adversely affect a Qualified Plan's qualified status or compliance as described above. The Corporation has complied with all terms and conditions of, and (except as disclosed on the balance sheets which are part of Schedule 4.07 hereto) have no liabilities or obligations with respect to, a Benefit Plan, and (except as disclosed on said balance sheets), all benefits relating to periods of service under a Qualified Plan are fully funded. All (i) insurance premiums required with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Benefit Plan through the Closing Date will have been paid on or before the Closing Date, and, with respect to any insurance policy (including any stop-loss coverage) providing funding for benefits under any Benefit Plan, there is no liability of the Corporation, in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof. All Benefit Plans have been maintained in full compliance with all laws, regulations and orders, including, without limitation, ERISA and the Code, of all governmental authorities, and all notices, reports and other filings required to be delivered or filed under applicable law with respect to the Benefit Plans have been duly and timely delivered or filed. The Corporation and the members of any controlled group as defined in Section 414(b), (c), (m) and (o) of the Code of which the Corporation is a member, have not incurred or taken any action, and no action or event has occurred, that could be expected to cause the Corporation or the Subsidiary to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any accumulated funding deficiency under any employee benefit plan that is a single-employer plan, within the meaning of
Section 4001(a)(15) of ERISA, (ii) on account of a partial or complete withdrawal as provided in Section 4201 or 4212 of ERISA from any multiemployer plan, within the meaning of Section 3(37) of ERISA, or on account of any unpaid contributions to any such multiemployer plan, (iii) for any tax or penalty under
Section 4975 of the Code or Section 502(i) of ERISA for any prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, (iv) on account of a distress or involuntary plan termination under
Section 4062(b)(1) of ERISA, or (v) under Section 4980B of the Code or under Sections 502 and 601 through 607 of ERISA on account of a failure to comply with the continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Corporation has complied in all respects with the continuation coverage requirements of group health plans under the Code, ERISA and state law applicable to a Benefit

Plan with respect to the transactions contemplated by this Agreement. No Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA or a plan that is subject to Title IV of ERISA; the Corporation has not sponsored, maintained, contributed to or been obligated to contribute to any such multiemployer plan or plan subject to Title I of ERISA during the last six years. The Subsidiary has been provided with true, correct and complete copies of each of the Benefit Plans and any trust agreements relating to the Benefit Plans and any other information relating to the Benefit Plans reasonably requested by the Subsidiary.

         4.18 INSURANCE. Schedule 4.18 lists all insurance policies carried by the Corporation covering its properties and business. The Corporation is not in default with respect to its obligations under any insurance policy maintained by it.

         4.19 BOARD OF DIRECTORS. Except as provided in Schedule 4.19 attached hereto, the Corporation has not extended any offer or promise or entered into any agreement, arrangement, understanding or otherwise, whether written or oral, with any person or entity by which the Corporation has agreed to allow such person or entity to participate, in any way, in the affairs of the Board of Directors of the Corporation, including without limitation, appointment or nomination as a member, or right to appear at, or receive the minutes of, a meeting of the Board of Directors of the Corporation.

         4.20     ENVIRONMENTAL MATTERS.

                  (a) The Corporation has not used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (together defined as "Release") any Hazardous Materials (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws (as hereinafter defined). To the best of the

Corporation's knowledge and belief, the Corporation and any prior owner or tenant of the Property (as hereinafter defined) have not Released any Hazardous Material or other pollutant or effluent into, on or from the Property in a way which can pose a risk to human health or the environment nor is there a threat of such Release. As used herein, the term "Property" shall mean the property subject to the Facility Lease and any land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings and/or laboratory facilities, all as more fully described in Schedule 4.20(a) hereto. The term "Hazardous Materials" shall mean any flammable explosives, petroleum products, petroleum byproducts, radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials as defined by the Environmental Laws.

                  (b) No notice of lien under any Environmental Laws has been filed against any Property of the Corporation.

                  (c) The use of the Property in or for the Business complies with and is a lawful, permitted and conforming use in all respects under all applicable building, fire, safety, subdivision, zoning, sewer, environmental, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority.

                  (d) Except as described in Schedule 4.20(d) hereto, to the best of the Corporation's knowledge and belief, the Property does not contain:
(i) asbestos in any form; (ii) urea formaldehyde foam insulation; (iii) transformers or other equipment which contain dialectic fluid containing levels of polychlorinated biphenyls; (iv) radon; or (v) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by a Federal, state or local government agency, authority or body, or which, even if not so regulated, to the best of the Corporation's knowledge and belief, may or could pose a hazard to the health and safety of the occupants of the Property or the owners or occupants of property adjacent to or in the vicinity of the Property.

                  (e) The Corporation has not received written notice that the Corporation is a party potentially responsible for costs incurred at a cleanup site or corrective action under any Environmental Laws. The Corporation has not received any written requests for information in connection with any inquiry by any Governmental Authority concerning disposal sites or other environmental matters. As used herein, "Governmental Authority" shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government. Schedule 4.20(e) attached hereto identifies all locations where Hazardous Materials used in whole or in part by the businesses of the Corporation or resulting from the businesses, facilities or properties of the Corporation have been stored or disposed of by or on behalf of the Corporation. As used herein, "Environmental Laws" shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened Release or Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term "Environmental Laws" shall specifically include the following federal and state laws, as amended: Comprehensive Environmental Response,Compensation and Liability Act of 1980, 42 U.S.C. 9601 ET. SEQ.; Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 ET. SEQ.; Federal Water Pollution Control Act, 33 U.S.C. 1251 ET. SEQ.; and Clean Air Act, 42 U.S.C. 7401 ET, SEQ. (f) The Corporation has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by the Environmental Laws and any other laws, regulations or orders and has never conducted an environmental audit except as disclosed in
Schedule 4.20(f) hereto. For purposes of this Section 4.20(f), an environmental audit shall mean any evaluation, assessment, study or test performed at the request of or on behalf of a Governmental Authority, including, but not limited to, a public liaison committee, but does not include normal or routine inspections, evaluations or assessments which do not relate to a threatened or pending charge, restraining order or revocation of any permit, license, certificate, approval, authorization, registration or the like issued pursuant to the Environmental Laws and any other law, regulation or order. (g) No part of the Property of the Corporation is (i) located within any wetlands area, (ii) subject to any wetlands regulations, or (iii) included in or is proposed for inclusion in, or abuts any property included in or proposed for inclusion in, the National Priority List or any similar state lists.

                  (h) The stockholders, as stockholders, of the Corporation have had no control over, or authority with respect to, the waste disposal operations of the Corporation.

         4.21  INVENTORY.  The Corporation has no inventory.

         4.22 CURRENT EMPLOYEES. Included as Schedule 4.22 hereto is a list of all current employees of the Corporation as of the date of this Agreement.
Schedule 4.22 includes their annual or hourly rate of compensation, date of hire, and position. There are, to the knowledge of the Corporation, no threats of strikes or work stoppages by any of such employees of the Corporation. The Corporation is not a party to any contract or agreement with a labor union or any local or subdivision thereof, and has not been charged with any unresolved unfair labor practices. The Corporation has paid all compensation due to and payroll taxes (including withheld "trust fund taxes") with respect to current and past employees of the Corporation. The Corporation is not in arrears in the payment of remuneration to any employee including any bonuses, accrued vacations or sick leave (it being understood that the Corporation pays its hourly and salaried employees on a regular, i.e., weekly, monthly, etc., basis at the end the respective pay periods). The Corporation knows of no pending Workmen's Compensation claim by any employee of the Corporation. The Corporation agrees to discharge, and represents and warrants as of the Closing Date that it has discharged, all of its employees as of the date of Closing. The Corporation does not have any information or facts indicating that any employee of the Corporation will refuse employment if offered to said employee by the Subsidiary. The Corporation has no collective bargaining agreements, employment agreements, bonus, profit sharing, pension or deferred compensation agreements or plans or any other employee benefit plans except as set forth in Schedule 4.18 (the health insurance plan) and Schedule 4.11 (employment agreements).

         Each current employee of or consultant to the Corporation who has or is proposed to have access to confidential and/or proprietary information of the Corporation is a signatory to, and is bound by, an agreement with the Corporation relating to noncompetition, nondisclosure, proprietary information and assignment of patent, copyright and other intellectual property rights in substantially the form attached hereto as Exhibit 4.22.

         To the best of the Corporation's knowledge and belief, no employee of or consultant to the Corporation is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement including, but not limited to, those matters relating (i) to the relationship of any such employee with the Corporation or to any other party as a result of the nature of the Corporation's business as currently conducted, or (ii) to unfair competition, trade secrets or proprietary information.

         4.23 BANK ACCOUNTS. Set forth in Schedule 4.23 hereto is a list of the names, locations and account numbers of all banks or other institutions in which the Corporation has checking, deposit or lock box accounts together with the names of all persons authorized to draw thereon and the amounts therein as of the date hereof. The Corporation has no cash except as set forth in Schedule 4.23, and the Corporation owns no cash equivalents, certificates of deposit or securities, except as set forth in Schedule 4.23.

         4.24 FULL DISCLOSURE. None of the information supplied by the Corporation herein or in the exhibits and schedules hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY

          The Subsidiary hereby represents and warrants to the Corporation as follows:

               5.01 ORGANIZATION; POWER AND AUTHORITY. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now being conducted. The Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in all states or countries where such qualification is necessary because of the assets owned by it therein or because of the nature of the business conducted by it therein.
5.02 DUE AUTHORIZATION AND EXECUTION; EFFECT OF AGREEMENT. The execution, delivery and performance by the Subsidiary of this Agreement and the documents executed and delivered by it in connection herewith and the consummation by the Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action required to be taken on the part of the Subsidiary. This Agreement and the documents executed and delivered by the Subsidiary in connection herewith have been duly and validly executed and delivered by the Subsidiary and constitute the legal, valid and binding obligation of the Subsidiary, enforceable in accordance with their terms, except to the extent that such enforceability:

          (a) may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally; and

          (b) is subject to general principles of equity.

The execution, delivery and performance by the Subsidiary of this Agreement and the documents executed and delivered by it in connection herewith and the consummation by the Subsidiary of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, but subject to obtaining any required consents, approvals, authorizations or exemptions:

               (i) violate any provision of any law, rule or regulation to which the Subsidiary is subject;

               (ii) violate any order, judgment or decree applicable to the Subsidiary; or

               (iii) conflict with or result in a breach of or default under, any term or condition of the Subsidiary's Certificate of Incorporation or By-Laws or any agreement or other instrument to which the Subsidiary is a party or by which the Subsidiary or its assets may be bound.

               5.03 CONSENTS. No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority or any other third party is required in connection with the execution, delivery and performance by the Subsidiary of this Agreement and the documents executed and delivered by the Subsidiary in connection herewith, except for consents, approvals, authorizations, exemptions and filings, if any, (a) which have been, or by the Closing Date will be, obtained; or (b) which the Corporation is required to obtain or make. 5.04 LITIGATION. There is no Litigation pending, or to the Subsidiary's knowledge, threatened: (a) against the Subsidiary in connection with the conduct of its business, which if adversely determined would materially adversely affect the condition (financial or otherwise) or business of the Subsidiary; or

         (b) which seeks to enjoin, restrain, prohibit or obtain damages in respect of the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                          COVENANTS OF THE CORPORATION

               The Corporation hereby covenants and agrees with the Subsidiary as follows:

          6.01 ACCESS TO INFORMATION. From the date hereof through the Closing Date, the Corporation shall, subject to applicable fiduciary, privacy and other legal obligations, afford to the Subsidiary and the Subsidiary's accountants, counsel and other representatives, reasonable access, upon reasonable notice, to all of the assets, properties, books, contracts, commitments and records of the Corporation relating to the Business and the Subsidiary and the Subsidiary's accountants, counsel and other representatives may make abstracts thereof.

          6.02 COOPERATION BY THE CORPORATION. The Corporation will use its best efforts to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable the Corporation to effect the transactions contemplated hereby, and the Corporation will otherwise use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

        6.03 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, the Corporation shall, at the request of the Subsidiary, execute and deliver any further instruments or documents and take all such further action as the Subsidiary may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Subsidiary any and all of the Assets contemplated to be sold pursuant to this Agreement.

         6.04 CONDUCT OF BUSINESS PENDING CLOSING. The Corporation covenants and agrees that, from and after the date hereof and prior to the Closing, unless the Subsidiary shall otherwise agree in writing or expressly permitted or contemplated by this Agreement:

                  (a) the Business shall be conducted in the ordinary course and consistent with past practice, and the Corporation shall not purchase or sell any Assets or make any material changes in its operations and will maintain all of the Assets in good repair, order and condition and take all steps necessary to maintain all of the Intellectual Property;

                  (b) the Corporation shall use its reasonable efforts to keep available the services of its key officers and employees and to preserve the good will of those having business relationships with it;

                  (c) the Corporation shall not (i) increase in any manner the compensation of any of its employees, except in the ordinary course of business and after consultation with the Subsidiary, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit to any officer or employee, whether past or present, or (iii) enter into any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any officer or employee, whether past or present;

               (d) the Corporation shall not agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (c);

               (e) maintain all books, accounts and records relating to the Business in the usual, regular and ordinary manner on a basis consistent with prior years;
                                      -34-

               (f) the Corporation shall not lease or create a Lien against any Assets, except for Liens for current taxes not yet due; and

               (g) the Corporation shall maintain in effect its existing insurance coverages of all types, including but not limited to, public liability and property damage, or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies and are reasonably satisfactory to the Subsidiary.

         6.05 CONFIDENTIALITY. (a) Unless and until the Closing is consummated, the Corporation shall keep confidential any information which has been furnished to it by or on behalf of the Subsidiary in connection with the transactions contemplated by this Agreement (the "Subsidiary Confidential Information"), and shall use the Subsidiary Confidential Information solely in connection with the transactions contemplated by this Agreement. In the event this Agreement is terminated, the Corporation shall return all documents received from the Subsidiary which contain Subsidiary Confidential Information to the Subsidiary and shall destroy any writings made by or on behalf of the Corporation which writings were based upon or contain any Subsidiary Confidential Information. Subsidiary Confidential Information does not include information which: (i) is or becomes (but only when it becomes) generally available to the public other than as a result of disclosure in violation of this Section 6.05; or (ii) is or becomes (but only when it becomes) available to the Corporation on a non-confidential basis from a source other than the Subsidiary or its agents or advisors, provided that such source is not bound by a confidentiality agreement with the Subsidiary in respect thereof.

                  (b) The Corporation may disclose the Subsidiary Confidential Information to any of its directors, officers, employees, agents and advisors who need to know such Subsidiary Confidential Information in connection with the transactions contemplated by this Agreement; provided, however, prior to making such disclosure, the Corporation shall inform all such persons and entities of the confidential nature of such Subsidiary Confidential Information. Notwithstanding the foregoing, the Corporation may disclose Subsidiary Confidential Information if required by legal process or by operation of applicable law (but only to the extent so required), provided that the Corporation shall first promptly notify the Subsidiary thereof so that the Subsidiary may seek an appropriate protective order.

                  (c) In the event that the transactions contemplated hereby are consummated, from and after the Closing Date, the Corporation agrees to use its best efforts to keep confidential any and all information and data with respect to the Assets which is not otherwise available to the public; provided, however, notwithstanding the foregoing the Corporation shall be free to disclose any such information and data during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement; provided that the Corporation shall first promptly notify the Subsidiary thereof so that the Subsidiary may seek an appropriate protective order.

                  (d) Without intending to limit the remedies available to the Subsidiary due to any breach of this Section 6.05, the Corporation agrees that damages at law would be an insufficient remedy to the Subsidiary in the event of any breach by the Corporation of this Section 6.05 and that the Subsidiary shall be entitled to injunctive relief or other equitable remedies in the event of any such breach.

         6.06 NOTICE OF ACTIONS AND PROCEEDINGS. The Corporation shall promptly notify the Subsidiary of any actions, suits, claims, investigations or proceedings commenced or, to the Corporation's knowledge, threatened against, relating to or involving or otherwise affecting the Corporation which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to Sections 4.04 or 4.13 hereof or which relate to the consummation by the Corporation of the Closing.

         6.07 CHANGE OF NAME. The Corporation hereby agrees that immediately after the Closing it shall take all actions and make all filings required under the laws of the State of Colorado and the laws of any other jurisdiction in which it is qualified to transact business, in order to change its name to another name that is different from and not similar to its present name and any trademark or servicemark used by the Corporation and shall coordinate the taking of such actions and the making of such filings with the Subsidiary and its counsel.

         6.08 COVENANT NOT-TO-COMPETE. The Corporation agrees that during a five
(5) year period commencing on the Closing Date ("the Term"), it will not, directly or indirectly:

         (a) on its own account or as agent, stockholder, partner, owner, employer, employee (or otherwise) of another solicit any business which is the same or similar or competitive with that of the Subsidiary (including, without limitation, with respect to the Business) from the customers of the Subsidiary on the date hereof or thereafter during the Term; or

          (b) engage in a business which is the same or similar to or competitive with that of the Subsidiary (or any subsidiaries or affiliates)
(including,   without  limitation,  the  Business)  in  the  Territory  (defined hereinafter). "Territory" means the United States; or

         (c) contact or approach, directly or indirectly, for its own individual purposes or those of another, any employee of the Subsidiary, without regard to his or her location, for the purpose of attempting to or actually soliciting or hiring that employee on its own account, or for the account of another; or

         (d) acquire any ownership interest in or lend money to (or act as a guarantor or surety in connection with a loan by a third party to) any person, partnership, corporation or other entity engaged in any business (or subsidiary or division) referred to in clause (b) above; provided however, that the limitation contained in this clause (d) shall not apply to the ownership of less than five percent (5%) of the voting stock of a publicly held company.

         The parties agree that no adequate remedy at law exists for the violation of the covenants contained in this Section and that such covenants shall be enforceable by specific performance and injunctive relief or at law in an action for damages at the election of the Subsidiary. If any court, in an unappealed final decision, holds that the restrictions on competition provided for in this Section are too broad in scope as to area, activity or time period covered thereby, such area, activity or time period may be reduced to the extent such court deems reasonable. The parties agree that they shall be bound by the terms of such lesser covenant held by that court to be reasonable and enforceable.

         The parties hereto hereby acknowledge and agree that (i) the Subsidiary would be irreparably injured in the event of a breach by the Corporation of any of its obligations under this Section, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Subsidiary shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims
                                      -38-
which the Corporation may have against the Subsidiary, whether under this Agreement or otherwise, shall not be a defense to the enforcement by the Subsidiary of any of its rights under this Section.

         The undertakings of the Corporation contained in this Section shall be in addition to, and not in lieu of, any obligations which it may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise.

                                   ARTICLE VII
                           COVENANTS OF THE SUBSIDIARY

               The Subsidiary hereby covenants and agrees with the Corporation as follows:

               7.01 COOPERATION BY THE SUBSIDIARY. The Subsidiary will use its best efforts to secure all consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable the Subsidiary to effect the transactions contemplated by this Agreement, and will otherwise use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof. 7.02 CONFIDENTIALITY. (a) Unless and until the Closing is consummated, the Subsidiary shall keep confidential any information which has been furnished to it by or on behalf of the Corporation in connection with the transactions contemplated by this Agreement (the "Corporation Confidential Information"), and shall use the Corporation Confidential Information solely in connection with the transactions contemplated by this Agreement. In the event this Agreement is terminated, the Subsidiary shall return all documents received from the Corporation which contain Corporation Confidential Information to the Corporation and shall destroy any writings made by or on behalf of the Subsidiary which writings were based upon or contain any

Corporation Confidential Information. Corporation Confidential Information does not include information which: (i) is or becomes (but only when it becomes) generally available to the public other than as a result of disclosure in violation of this Section 7.02; or (ii) is or becomes (but only when it becomes) available to the Subsidiary on a non-confidential basis from a source other than the Corporation or its agents or advisors, provided that such source is not bound by a confidentiality agreement with the Corporation in respect thereof.

                  (b) The Subsidiary may disclose Corporation Confidential Information to any of its directors, officers, employees, agents, advisors and prospective lenders who need to know such Corporation Confidential Information in connection with the transactions contemplated by this Agreement; provided, however, prior to making such disclosure, the Subsidiary shall inform all such persons and entities in writing of the confidential nature of such Corporation Confidential Information. Notwithstanding the foregoing, the Subsidiary may disclose Corporation Confidential Information if required by legal process or by operation of applicable law (but only to the extent so required), provided that the Subsidiary shall first promptly notify the Corporation thereof so that the Corporation may seek an appropriate protective order.

                  (c) Without intending to limit the remedies available to the Corporation due to any breach of this Section 7.02, the Subsidiary agrees that damages at law would be an insufficient remedy to the Corporation in the event of any breach by the Subsidiary of this Section 7.02 and that the Corporation shall be entitled to injunctive relief or other equitable remedies in the event of any such breach.

               7.03 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, the Subsidiary shall, at the request of the Corporation, execute and deliver any further instruments or documents and take all such further action as the Corporation may reasonably request in order to consummate more effectively the transactions contemplated hereby and the assumption of the Assumed Liabilities by the Subsidiary.

                                  ARTICLE VIII
                      ADDITIONAL COVENANTS CONCERNING TAXES

         8.01  TAXES.

                  (a) DEFINITION.

         For purposes of this Agreement, the terms "Tax" and "Taxes" shall include: (i) all taxes, assessments, levies, imports, duties, license fees, registration fees, withholdings, or other similar governmental charges, including, without limitation, income taxes, franchise taxes, gross income or gross receipts taxes, stamp taxes, transfer taxes or fees, sales and use taxes, real and personal property taxes, excise taxes, ad valorem taxes, withholding taxes, unemployment insurance, severance taxes, minimum taxes and social security taxes by the United States or any state, county, local or foreign government or subdivision or agency thereof; and (ii) any interest, penalties or additions to tax imposed on any Tax described in clause (i) hereof.

                  (b)      PAYMENT.

                  (1) The Corporation shall retain the liability for the payment of all Taxes with respect to the Business on account of all periods up to and including the Closing Date.

                  (2) The Corporation shall be responsible for, and shall indemnify the Subsidiary from and hold the Subsidiary harmless against, any liability for Taxes for the period ending on or prior to the Closing Date arising from or attributable to the operation of the Business.

                 (3) The Subsidiary shall be responsible for, and shall indemnify the Corporation from and hold the Corporation harmless against, any liability for Taxes for the period beginning after the Closing Date arising from or attributable to the operations of the Business after the Closing Date.

                  (c) COOPERATION. After the Closing Date, the Subsidiary and the Corporation shall make available to the other, as reasonably requested, and to any taxing authority, all information, records or documents relating to any Tax liabilities of the Business and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.

                                   ARTICLE IX
                          TERMINATION PRIOR TO CLOSING

               9.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing only as follows:

               (a) By the mutual written consent of the Subsidiary and the Corporation;

               (b) By the Subsidiary, in writing, without liability to the Corporation (provided that the Subsidiary is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before July 15, 1996 or such later date upon which the Corporation and the Subsidiary may agree in writing; or (c) By either the Corporation or the Subsidiary, in writing, without liability to the terminating party (provided that the terminating party is not otherwise in default or in breach of this Agreement), if the other party shall: (i) fail to perform in any material respect any of its agreements contained herein and required to be performed prior to the Closing; or (ii) materially breach any of its representations, warranties or covenants contained herein, provided however, that no such termination shall become effective unless the terminating party has notified the other party in writing of its intent to terminate, such notice to be sent at least 15 days prior to the intended date of termination and specifying the nature of the failure or breach giving rise to such termination, and provided further that such notice to terminate shall be void if the recipient thereof has cured such failure or breach within such 15 day period.

         9.02 EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to this Article shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.05, 7.02, 10.08 and 10.09 hereof, provided however, that termination pursuant to clause (b) or (c) of Section 9.01 shall not relieve the defaulting or breaching party from any liability to the other party hereto.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 SURVIVAL. The representations and warranties made in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith and the covenants and agreements contained herein to be performed or complied with at the Closing, prior to the Closing Date or in connection with the Closing shall survive the Closing Date for an unlimited period of time.

         10.02 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         10.03 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided however, that this Agreement may not be assigned by either party without the express prior written consent of the other party. No assignment by any party shall release such party of its obligations hereunder. Any assignment without the consent required hereunder shall be null and void.

         10.04 INDEMNIFICATION. (a) As used in this Section 10.04, a "Claim" shall mean and include any and all liabilities, obligations, losses, damages, deficiencies, claims, assessments, penalties, actions, proceedings, suits, judgments, costs and expenses (including reasonable attorneys' fees).

                  (b) The Subsidiary shall indemnify and hold the Corporation harmless from and against, and will reimburse the Corporation for, any and all Claims to the extent that such Claims are based upon, arise out of, or relate to: (i) any obligation or liability of the Corporation assumed by the Subsidiary pursuant to the provisions hereof; (ii) any misrepresentation or breach of any warranty made by the Subsidiary in this Agreement or in any certificate, instrument or agreement delivered by the Subsidiary pursuant hereto; and (iii) the nonfulfillment or breach of any term, covenant, agreement or condition to be performed by the Subsidiary pursuant to this Agreement.

                  (c) The Corporation shall indemnify and hold the Subsidiary harmless from and against, and will reimburse the Subsidiary for, any and all Claims to the extent that such Claims are based upon, arise out of, or relate to: (i) any obligation or liability of the Corporation not assumed by the Subsidiary pursuant to the provisions hereof; (ii) any misrepresentation or breach of any warranty made by the Corporation in this Agreement or in any certificate, instrument or agreement delivered by the Corporation pursuant hereto; and (iii) the nonfulfillment or breach of any term, covenant, agreement or condition to be performed by the Corporation pursuant to this Agreement.

                (d) Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party in writing of any claim or demand which it has determined has given or could reasonably be expected to give rise to a right of indemnification under this Agreement. If such claim or demand relates to a claim asserted by a third party, the indemnifying party shall notify the indemnified party within 30 days if it intends to contest any such claim or demand and shall have the right to employ counsel reasonably acceptable to the indemnified party, and the indemnified party shall cooperate in the defense of any such claim or demand. So long as the indemnifying party is defending in good faith any such claim or demand asserted by a third party, the indemnified party shall not settle or compromise such claim or demand. The indemnified party shall make available to the indemnifying party and its agents all records and other materials in its possession reasonably required for use in contesting any third party claim or demand. Whether or not the indemnifying party so elects to defend any such claim or demand, the indemnified party shall not have any obligation to do so and the indemnified party shall not be deemed to have waived any rights it may have against the indemnifying party hereunder with respect to any such claim or demand by not defending same.

                (e) Subject to the indemnifying party's right to defend third party claims as set forth above, the indemnifying party shall reimburse the indemnified party within 45 days upon demand for any claim made or loss suffered by the indemnified party in respect of any liability, loss, damage or expense to which this Section 10.04 relates.

         10.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute the same instrument.

         10.06 HEADINGS. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         10.07 WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

         10.08 BROKER'S FEES. Each of the parties hereto: (a) represents and warrants that it has not taken and will not take any action that would cause the other party hereto to have any obligation or liability to any person for a finders' or brokers' fee; and (b) agrees to indemnify the other party hereto for any breach of the foregoing representation and warranty, whether or not the Closing occurs.

               10.09 EXPENSES. The Corporation and the Subsidiary shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel.

         10.10 NOTICES. Any notice, request, instruction, consent or other document to be given hereunder by either party hereto to the other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          IF TO THE SUBSIDIARY:

                                 Cytokine Sciences, Inc.
                                 c/o EntreMed, Inc.
                                 9610 Medical Center Drive
                                 Suite 200
                                 Rockville, MD 20850
                                 Attention: President

          AND TO:
                                 Donald S. Brooks, Esq.
                                 Carella, Byrne, Bain, Gilfillan,
                                   Cecchi, Stewart & Olstein
                                 6 Becker Farm Road
                                 Roseland, NJ 07068

     IF TO THE CORPORATION:

                                 Innovative Therapeutics, Inc.
                                 4860 North Broadway
                                 Denver, CO 80216
                                 Attn: Charles H. Kirkpatrick

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fifth day after the day it is so placed in the mail.

     10.12 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland applicable to agreements made and to be performed wholly within such jurisdiction.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

[SEAL]

ATTEST:                             CYTOKINE SCIENCES, INC.


By:  /s/ John Thomas, Secretary     By:  /s/ Dr. John Holaday, President
     --------------------------          -------------------------------------
     John Thomas, Secretary              Dr. John Holaday, President


[SEAL]
ATTEST:                             INNOVATIVE THERAPEUTICS, INC.


By:  /s/ M. Hugo Menk, Secretary    By: /s/ Dr. Charles Kirkpatrick, Presdient
     ---------------------------        --------------------------------------
     M. Hugo Menk, Secretary            Dr. Charles Kirkpatrick, President

                                LIST OF EXHIBITS


EXHIBIT NUMBER              EXHIBIT

     1.01(a)                  Fixed Assets

     1.01(b)                  Intangible Assets

     1.02(b)                  Retained Assets

     1.06                     Purchase Price Allocation

     2.02(f)                  Corporation's Counsel Legal Opinion

     2.02(g)                  Form of Consulting Agreements

     2.02(h)                  Form of Employment Agreements
     4.22                     Form of Employee Non-Competition, etc. Agreement

                               LIST OF SCHEDULES

SCHEDULE NUMBER                 SCHEDULE

     4.02                       Capitalization

     4.07                       Financial Statements

     4.08                       Permits and Licenses

     4.09                       Leases

     4.11                       Contracts

     4.12                       Liabilities

     4.13                       Litigation

     4.16                       Investments and Loans

     4.18                       Insurance

     4.19                       Board of Directors

     4.20(a)                    Property

     4.20(d)                    Substances

     4.20(e)                    Hazardous Material Locations

     4.20(f)                    Environmental Audits

     4.22                       Employees

     4.23                       Bank Accounts and any Certificates
                                of Deposit, Securities, etc.